Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 11, 2023, relating to the financial statements of Joint Stock Company Kaspi.kz, appearing in Registration Statement No. 333-276293 on Form F-1 of Joint Stock Company Kaspi.kz.

/s/ Deloitte LLP

Almaty, Kazakhstan

January 19, 2024